Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Maurice H. Sullivan, Jr.
(617) 254-0707

PEOPLES FEDERAL BANCSHARES, INC. ANNOUNCES FISCAL FIRST
QUARTER 2014 RESULTS

Brighton, Massachusetts, January 30, 2014.  Peoples Federal Bancshares, Inc. (the “Company”) (Nasdaq: PEOP), the holding company for Peoples Federal Savings Bank (the “Bank”), reported financial results for the fiscal first quarter ended December 31, 2013.  For the quarter ended December 31, 2013, the Company reported net income of $554,000 or $0.09 per share, basic and diluted, as compared to net income of $681,000 or $0.11 per share, basic and diluted, for the same period last year, and net income of $461,000, or $0.07 per share, basic and diluted, for the quarter ended September 30, 2013.

For both the quarters ended December 31, 2013 and 2012, net interest and dividend income totaled $4.3 million.  The low interest rate environment has continued to impact the Company’s net interest and dividend income as recently originated loans reflect the current low interest rate environment.  Non-interest income totaled $399,000 for the quarter ended December 31, 2013, as compared to $492,000 for the quarter ended December 31, 2012, as gain on sales of loans decreased $101,000, or 100.0%, during the current quarter.  Non-interest expense totaled $3.8 million for the quarter ended December 31, 2013 as compared to $3.4 million for the quarter ended December 31, 2012.

On a linked quarter basis, total interest and dividend income was $4.9 million for the Company’s fiscal quarter ended December 31, 2013 and as compared to $4.8 million for the previous quarter ended September 30, 2013.  Non-interest income for the fiscal first quarter of 2014 decreased to $399,000 from $402,000 for the quarter ended September 30, 2013.  Non-interest expense remained at $3.8 million for both the quarters ended December 31, 2013 and September 30, 2013.

Total assets increased $3.2 million, or 0.5%, to $588.4 million at December 31, 2013 from $585.2 million at September 30, 2013.  Loans, net increased $4.4 million, or 0.9% during the quarter, as residential loans and construction loans increased, while commercial real estate, commercial loans and consumer loans decreased.  Cash and cash equivalents decreased $6.0 million to $31.1 million at December 31, 2013 from $37.1 million at September 30, 2013.  Securities available-for-sale and held-to-maturity in total increased $4.8 million, or 10.4%, to $51.1 million at December 31, 2013 from $46.3 million at September 30, 2013.  Borrowings increased to $52.0 million at December 31, 2013 from $44.0 million at September 30, 2013.

Deposits decreased $2.6 million to $422.5 million at December 31, 2013 from $425.1 million at September 30, 2013.  NOW accounts increased $4.2 million and money market accounts increased $1.1 million during the December 31, 2013 quarter.  Demand deposits decreased $3.2 million, savings accounts decreased $218,000, and term certificates decreased $4.5 million during the same quarter.   At December 31, 2013, total stockholders’ equity was $105.2 million, a decrease of $1.2 million from $106.4 million at September 30, 2013, resulting primarily from dividends paid of $1.7 million and the repurchase and retirement of 34,607 shares or $607,000, of the Company’s common stock pursuant to the Company’s stock repurchase plan.  The decline in stockholder’s equity was offset, in part, by net income of $554,000, stock based compensation expense of $525,000 and common stock released by the ESOP of $124,000.

During the quarters ended December 31, 2013 and 2012, the Company paid quarterly cash dividends of $0.04 and $0.03 per common share, respectively.  In addition, during both the December 31, 2013 and 2012 quarters, the Company paid special cash dividends of $0.25 per common share.  Dividends paid totaled $1.7 million for each of the quarters ended December 31, 2013 and 2012.

Non-performing assets totaled $2.8 million, or 0.5% of total assets, at December 31, 2013, compared to $2.1 million, or 0.4% of total assets, at September 30, 2013.  Classified assets decreased to $3.6 million at December 31, 2013, as compared to $4.1 million at September 30, 2013.  The Company did not provide to the allowance for loan losses during the quarter ended December 31, 2013 reflecting little change in net loans and improvements in loan delinquencies, non-performing assets and classified assets.

Certain statements herein constitute “forward-looking statements” and actual results may differ from those contemplated by these statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the businesses in which Peoples Federal Bancshares, Inc. is engaged and changes in the securities market.  The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

PEOPLES FEDERAL BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2013	2013
	(Unaudited)
	(In thousands, except share data)
ASSETS
Cash and due from banks	$4,438	$4,047
Interest-bearing demand deposits with other banks	24,363	30,906
Federal funds sold	239	79
Federal Home Loan Bank - overnight deposit	2,102	2,102
Total cash and cash equivalents	31,142	37,134
Securities available-for-sale	13,246	14,225
Securities held-to-maturity (fair values of $37,524 and $32,105)	37,871	32,054
Federal Home Loan Bank stock (at cost)	3,775	3,775
Loans	474,438	470,086
Allowance for loan losses	(4,019)	(4,037)
Loans, net	470,419	466,049
Premises and equipment, net	3,431	3,465
Cash surrender value of life insurance policies	20,175	20,007
Accrued interest receivable	1,327	1,448
Deferred income tax asset, net	5,329	5,432
Other assets	1,636	1,657
Total assets	$588,351	$585,246

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$54,703	$57,891
Interest-bearing	367,764	367,202
Total deposits	422,467	425,093
Short-term borrowings	8,000	6,000
Long-term debt	44,000	38,000
Accrued expenses and other liabilities	8,701	9,801
Total liabilities	483,168	478,894

Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 6,431,327 and 6,465,934 shares issued and outstanding at December 31, 2013 and September 30, 2013, respectively	64	65
Additional paid-in capital	59,619	60,039
Retained earnings	53,923	55,103
Accumulated other comprehensive loss	(61)	(30)
Unearned restricted shares; 233,387 and 256,894 shares at December 31, 2013 and September 30, 2013, respectively	(3,791)	(4,183)
Unearned compensation - ESOP	(4,571)	(4,642)
Total stockholders’ equity	105,183	106,352
Total liabilities and stockholders’ equity	$588,351	$585,246

PEOPLES FEDERAL BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	December 31,
	2013	2012
	(Unaudited)
	(Dollars in thousands, except share data)
Interest and dividend income:
Interest and fees on loans	$4,673	$4,853
Interest on debt securities:
Taxable	233	150
Other interest	15	18
Dividends on equity securities	4	5
Total interest and dividend income	4,925	5,026

Interest expense:
Interest on deposits	454	612
Interest on Federal Home Loan Bank advances	168	150
Total interest expense	622	762
Net interest and dividend income	4,303	4,264
Provision for loan losses	—	120
Net interest and dividend income, after provision for loan losses	4,303	4,144

Non-interest income:
Customer service fees	196	210
Loan servicing fees, net	13	8
Net gain on sales of mortgage loans	—	101
Increase in cash surrender value of life insurance	168	162
Other income	22	11
Total non-interest income	399	492

Non-interest expense:
Salaries and employee benefits	2,610	2,326
Occupancy expense	228	229
Equipment expense	99	106
Professional fees	157	117
Advertising expense	133	129
Data processing expense	219	208
Deposit insurance expense	61	69
Other expense	253	257
Total non-interest expense	3,760	3,441
Income before income taxes	942	1,195
Provision for income taxes	388	514
Net income	$554	$681

Weighted-average shares outstanding:
Basic	5,746,458	5,975,422
Diluted	5,810,294	6,031,289

Earnings per common share:
Basic	$0.09	$0.11
Diluted	$0.09	$0.11

PEOPLES FEDERAL BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	December 31,	September 30,
	2013	2013
	(Unaudited)
	(Dollars in thousands, except share data)
Interest and dividend income:
Interest and fees on loans	$4,673	$4,574
Interest on debt securities:
Taxable	233	183
Other interest	15	17
Dividends on equity securities	4	4
Total interest and dividend income	4,925	4,778

Interest expense:
Interest on deposits	454	469
Interest on Federal Home Loan Bank advances	168	156
Total interest expense	622	625
Net interest and dividend income	4,303	4,153
Provision for loan losses	—	—
Net interest and dividend income, after provision for loan losses	4,303	4,153

Non-interest income:
Customer service fees	196	209
Loan servicing fees, net	13	13
Increase in cash surrender value of life insurance	168	157
Other income	22	23
Total non-interest income	399	402

Non-interest expense:
Salaries and employee benefits	2,610	2,626
Occupancy expense	228	246
Equipment expense	99	96
Professional fees	157	172
Advertising expense	133	118
Data processing expense	219	216
Deposit insurance expense	61	57
Other expense	253	236
Total non-interest expense	3,760	3,767
Income before income taxes	942	788
Provision for income taxes	388	327
Net income	$554	$461

Weighted-average shares outstanding:
Basic	5,746,458	5,763,952
Diluted	5,810,294	5,811,421

Earnings per common share:
Basic	$0.09	$0.07
Diluted	$0.09	$0.07

The following table sets forth average assets, liability and equity account balances, average yields and costs, and certain other information for the periods indicated.  No tax-equivalent yield adjustments were made, as the effect thereof was not material.  All average balances are daily average balances.  Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield.  The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

	Three Months Ended December 31,
	2013				2012
	Average		Interest	Average	Average		Interest	Average
	Outstanding		Earned/	Yield/	Outstanding		Earned/	Yield/
	Balance		Paid	Rate (1)	Balance		Paid	Rate (1)
	(Unaudited)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$467,306		$4,673	4.00%	$452,554		$4,853	4.29%
Taxable securities (3)	49,126		233	1.90	42,062		150	1.43
Other interest-earning assets	27,414		15	0.22	35,656		18	0.20
FHLB stock	3,775		4	0.42	4,014		5	0.50
Total interest-earning assets	547,621		4,925	3.60	534,286		5,026	3.76
Non-interest-earning assets	35,806				37,373
Total assets	$583,427				$571,659

Interest-bearing liabilities:
Deposits:
Savings	$56,362		14	0.10	$50,814		20	0.16
Money market accounts	150,495		155	0.41	153,038		235	0.61
NOW accounts	41,054		7	0.07	37,085		6	0.06
Term certificates	118,657		278	0.94	127,764		351	1.10
Total deposits	366,568		454	0.50	368,701		612	0.66
FHLB advances	44,326		168	1.52	32,457		150	1.85
Total interest-bearing liabilities	410,894		622	0.61	401,158		762	0.76
Demand deposits	56,014				50,643
Other non-interest-bearing liabilities	10,564				9,654
Total non-interest-bearing liabilities	66,578				60,297
Total liabilities	477,472				461,455
Stockholders’ equity	105,955				110,204
Total liabilities and stockholders’ equity	$583,427				$571,659

Net interest income			$4,303				$4,264
Net interest rate spread (4)				2.99%				3.00%
Net interest-earning assets (5)	$136,727				$133,128
Net interest margin (6)				3.14%				3.19%
Ratio of interest-earning assets to total interest-bearing liabilities	1.33	x			1.33	x

(1)	Yields are annualized.
(2)	Average loans include non-accrual loans and are net of average deferred loan fees/costs.
(3)	Average balances are presented at average amortized cost.
(4)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6)	Net interest margin represents net interest income divided by average total interest-earning assets.

	Three Months Ended
	December 31, 2013				September 30, 2013
	Average		Interest	Average	Average		Interest	Average
	Outstanding		Earned/	Yield/	Outstanding		Earned/	Yield/
	Balance		Paid	Rate (1)	Balance		Paid	Rate (1)
	(Unaudited)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$467,306		$4,673	4.00%	$460,109		$4,574	3.98%
Taxable securities (3)	49,126		233	1.90	43,861		183	1.67
Other interest-earning assets	27,414		15	0.22	33,521		17	0.20
FHLB stock	3,775		4	0.42	3,775		4	0.42
Total interest-earning assets	547,621		4,925	3.60	541,266		4,778	3.53
Non-interest-earning assets	35,806				35,540
Total assets	$583,427				$576,806

Interest-bearing liabilities:
Deposits:
Savings	$56,362		14	0.10	$55,991		14	0.10
Money market accounts	150,495		155	0.41	151,019		158	0.42
NOW accounts	41,054		7	0.07	39,075		6	0.06
Term certificates	118,657		278	0.94	122,769		291	0.95
Total deposits	366,568		454	0.50	368,854		469	0.51
FHLB advances	44,326		168	1.52	35,685		156	1.75
Total interest-bearing liabilities	410,894		622	0.61	404,539		625	0.62
Demand deposits	56,014				55,890
Other non-interest-bearing liabilities	10,564				9,782
Total non-interest-bearing liabilities	66,578				65,672
Total liabilities	477,472				470,211
Stockholders’ equity	105,955				106,595
Total liabilities and stockholders’ equity	$583,427				$576,806

Net interest income			$4,303				$4,153
Net interest rate spread (4)				2.99%				2.91%
Net interest-earning assets (5)	$136,727				$136,727
Net interest margin (6)				3.14%				3.07%
Ratio of interest-earning assets to total interest-bearing liabilities	1.33	x			1.34	x

(1)	Yields are annualized.
(2)	Average loans include non-accrual loans and are net of average deferred loan fees/costs.
(3)	Average balances are presented at average amortized cost.
(4)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6)	Net interest margin represents net interest income divided by average total interest-earning assets.